                         VSUS TECHNOLOGIES INCORPORATED
                         444 MADISON AVENUE, 24TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 972-1400
                           --------------------------

                                      August 19, 2005

Mr. Matis Cohen
20B Hatzedef Street
Tel Aviv Jaffa 60834
Israel

                RE:   RESIGNATION AS DIRECTOR; TERMINATION
                      OF CONSULTING AGREEMENT

Dear Mr. Cohen:

     This letter sets forth the substance of the resignation agreement (the
"Agreement") between VSUS Technologies Incorporated, a Delaware corporation (the
"Company"), VSUS Secured Services, Inc., the Company's wholly-owned Delaware subsidiary (the "Subsidiary"), and yourself (the "Director"). The Company, the
Subsidiary and the Director may hereinafter be referred to individually as a
"party," or collectively as the "parties."

     1. Resignation. In connection with the winding down of the Company's operations in Israel, the parties hereby agree that, effective immediately upon the Company's filing of its Quarterly Report on Form 10-QSB, for the three-month period ended June 30, 2005, and, if necessary, any amendments thereto, such filings anticipated to be completed no later than Monday, August 29, 2005, the
Director shall resign as a director of the Company and of the Subsidiary. The date such resignation actually take place shall be referred to hereinafter as the "Effective Date."

     2. Termination of Consulting Agreement. The parties hereby agree that the
Consulting Agreement between the Director, the Company, and the Subsidiary, dated as of April 14, 2005 (the "Consulting Agreement"), shall be terminated as of the Effective Date, and that this Agreement shall serve as written notice of such termination. Except as expressly provided in this Agreement, the Consulting
Agreement and all of the rights and obligations of the Director, the Company, and the Subsidiary, with respect to Director's provision of consulting services to the Company and the Subsidiary shall be duly and effectively terminated as of the Effective Date.

     3. Severance and Other Payments. Pursuant to the Consulting Agreement, the
Director was issued non-qualified stock options to purchase 1,000,000 shares of the common stock of the Company, $0.001 par value per share, at an exercise price of $0.001 per share (the "Consultant Options"). In addition, in consideration for his services as a director, the Director was issued non-qualified stock options to purchase 341,250 shares of the common stock of the Company, $0.001 par value per share, at an exercise price of $0.001 per share (the "Director Options"). The parties agree that such Consultant Options and Director Options (collectively, the "Options") have been fully earned by the
Director, and that he shall have no obligation to return

any of the Options, or any shares of common stock of the Company he received upon exercise thereof.

     4. Required Filings. On its own behalf, and on behalf of the Director, the
Company agrees to make any and all filings required by applicable law to report the events contemplated hereby, including a Current Report on Form 8-K, and any other filings required under Sections 13 and/or 16 of the Securities Exchange
Act of 1934, as amended, and the Rules promulgated thereunder. The Director agrees to cooperate with the Company on the preparation and filing of such reports, forms and schedules.

     5. Company and Subsidiary Property. Director warrants that he has returned to the Company, or will return to the Company on or before the Effective Date, all property belonging to the Company and/or the Subsidiary, which is in his possession or under his control, including without limitation, all credit cards, computers, telecommunications equipment, keys and all documents and files of any nature whatsoever, including any and all copies of same.

     6. Survival of Restrictive Covenants. The parties agree that the restrictive covenants made by the Director in Section 5 of the Consulting
Agreement with respect to, among other things, confidentiality and proprietary rights, shall survive the termination of the Consulting Agreement.

     7. Acknowledgement of Loan. The Company acknowledges its obligations pursuant to a promissory note made to the Director, as of January 28, 2005, in the principal amount of $62,834.00 (the "Promissory Note"), and agrees to make all payments to the Director when due pursuant thereto.

     8. Releases. Subject to and conditioned upon the full performance by each of the parties of its obligations under this Agreement:

        (a) Except with respect to the Company's obligations pursuant to the
Promissory Note described in Section 7 above, in exchange for the benefits received under this Agreement, to which he may not otherwise be entitled, the
Director hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity, whether known or unknown which Director ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing
(collectively, "Director Claims") whatsoever, occurring up to and including the
Effective Date, against the Company and the Subsidiary, their successors, assigns, partners, representatives and affiliates and all of their respective employees, agents, officers and directors (the "Company Parties"), and hereby releases, acquits and forever absolutely discharges the Company Parties of and from all of the foregoing, except with respect to the obligations of the Company set forth in this Agreement.

        (b) The Company and Subsidiary hereby agree not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity, whether known or unknown which the Company and/or Subsidiary ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing, (collectively, "Company
Claims") whatsoever, occurring up to and including the Effective Date signs this
Agreement against Director, and hereby releases, acquits and forever absolutely discharges Director of and from all of the foregoing, except with respect to the obligations of Director set forth in this Agreement.

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     9. Indemnification. To the fullest extent permissible under the Company's
Amended and Restated Certificate of Incorporation and Amended Bylaws, and the
Delaware General Corporation Law, or other relevant statutes, the Company agrees to indemnify and hold harmless the Director against any and all payments, losses, liabilities, damages, claims, and expenses (including without limitation, attorney's fees and expenses incurred in good faith) and costs whatsoever, as incurred, arising out of or relating to the Director's services as a director of the Company.

     10. Acknowledgment of Consideration. Director acknowledges that the only consideration that he has received for executing this Agreement is the consideration recited above and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to
Director by the Company or Subsidiary to cause him to agree to the terms of this
Agreement.

     11. Further Assurances. The parties agree to execute and to deliver such additional documents, agreements and instruments, and take or cause to be taken such additional actions as the other party may request in order to more fully give effect to the transactions contemplated by this Agreement.

     12. Governing Law; Jurisdiction. The parties acknowledge and agree that because the Company's headquarters is located in New York, this Agreement will be finalized in New York, and a substantial portion of this Agreement is to be performed in New York, the substantive laws of the State of New York will govern the enforcement of this Agreement, without regard to its choice of law rules.
The parties further agree and consent to the jurisdiction of the federal and state courts in New York over any action to enforce this Agreement.

     13. Entire Agreement, etc. This Agreement represents the entire understanding between the parties, and there are no agreements or understandings which have not been set forth herein. This Agreement supersedes any prior understanding, agreement, practice or contract, oral or written, between the
Director, the Company and the Subsidiary relating to the Director's services or compensation. This Agreement may not be modified except by written instrument signed by the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be binding upon the parties' heirs, executors, administrators, successors, and assigns.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

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     If the foregoing sets forth our agreement, as you understand it, please sign below indicating your acceptance.

     We wish you good luck in your future endeavors.

                                                  Sincerely,

                                                  VSUS TECHNOLOGIES INCORPORATED

                                                  By:  /s/ Eliyahu Kissos
                                                       -------------------------
                                                       Name: Eliyahu Kissos
                                                       Title: President

                                                  VSUS SECURED SERVICES, INC.

                                                  By:  /s/ Eliyahu Kissos
                                                       -------------------------
                                                       Name: Eliyahu Kissos
                                                       Title: President

AGREED AND ACCEPTED:

/s/ Matis Cohen
---------------
Matis Cohen

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